SCHEDULE 14A INFORMATION


          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]


Filed by a Party other than the Registrant [_]


Check the appropriate box:


[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))


[X] Definitive Proxy Statement


[_] Definitive Additional Materials


[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                                 NYMAGIC, INC.
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)



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

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[_]  Fee paid previously with preliminary materials.


[_]  Check box if any part of the fee is offset as provided by Exchange Act
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


                                 NYMAGIC, INC.
                              330 Madison Avenue
                           New York, New York 10017

                        -------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 29, 2003

                        -------------------------------


TO OUR SHAREHOLDERS:

                  The Annual Meeting of Shareholders of NYMAGIC, INC., a New York corporation (the "Company"), will be held at its offices at 330 Madison Avenue, New York, New York 10017 on Thursday, May 29, 2003, at 9:00 A.M., local time, for the following purposes:

                  1. To elect twelve members to the Board of Directors to hold office until the 2004 Annual Meeting and until their successors are duly elected and qualified;

                  2. To consider and act upon a proposal to ratify the re-appointment of KPMG LLP as our independent public accountants for the year ending December 31, 2003; and

                  3. To transact such other business as properly may come before the Annual Meeting and any adjournment or postponement thereof.

                  All of the above matters are described more fully in the accompanying Proxy Statement.

                  The close of business on April 18, 2003, has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

                  In order that your shares may be represented at the Annual Meeting and to assure a quorum, please mark, date, sign and return the enclosed form of proxy promptly. A postage-paid, return envelope is enclosed for your convenience. Shareholders who attend the Annual Meeting may revoke their proxies and vote their shares in person.


                                               BY ORDER OF THE BOARD OF
                                               DIRECTORS OF NYMAGIC, INC.

                                               Paul J. Hart
                                               Vice President, General Counsel
                                               and Secretary
April 28, 2003

                                 NYMAGIC, INC.
                              330 Madison Avenue
                           New York, New York 10017
                        -------------------------------

                                PROXY STATEMENT
                        -------------------------------

                        Annual Meeting of Shareholders
                            Thursday, May 29, 2003
                        -------------------------------

                  This Proxy Statement and accompanying form of proxy are being sent to the shareholders of NYMAGIC, INC., a New York corporation ("NYMAGIC" or the "Company"), on or about April 28, 2003, in connection with the solicitation of proxies by the Board of Directors of NYMAGIC to be voted at the Annual Meeting of Shareholders, and any adjournment thereof, to be held at 9:00 A.M., local time, at the offices of the Company at 330 Madison Avenue, New York, New York 10017 on Thursday, May 29, 2003 (the "Annual Meeting").

                  Who Can Vote. Shareholders of record of NYMAGIC common stock, $1.00 par value per share (the "Common Stock" or "NYMAGIC Common Stock"), outstanding as of the close of business on April 18, 2003, the record date, will be entitled to notice of and to vote at the Annual Meeting. On April 18, 2003, there were 9,706,498 outstanding shares of Common Stock held by approximately 73 record holders. Each share of Common Stock is entitled to one vote on each matter to be presented at the Annual Meeting. There are no cumulative voting rights.

                  How You Can Vote. You can only vote your shares if you are either present in person or represented by proxy at the Annual Meeting. Proxy cards are returned in envelopes addressed to Mellon Investor Services, LLC, the Company's transfer agent, which receives, inspects and tabulates the proxies. When a signed proxy card is returned with choices specified with respect to voting matters, the shares represented by the proxy card will be voted in accordance with the shareholder's instructions. If a proxy card is returned and the shareholder has made no specifications with respect to voting matters, the shares will be voted FOR all nominees for Director identified on pages 2 and 3 and FOR the proposal to ratify the re-appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2003. If any other matter properly is presented, the proxyholders will vote your shares in accordance with their best judgment.

                  Revocation of Proxies. Any shareholder of NYMAGIC may revoke any proxy given pursuant to this solicitation by written notice delivered to the attention of: Corporate Secretary, NYMAGIC, INC., 330 Madison Avenue, New York, New York 10017, at any time prior to its use; by timely delivering another proxy dated after the proxy that you wish to revoke; or, by voting in person at the Annual Meeting.

                  Required Votes. The form of proxy provides space for a shareholder to withhold voting for any of the nominees for the Board of Directors or to abstain from voting on any other proposal if the shareholder chooses to do so. Directors are elected by a plurality of the votes cast. All other matters require for approval the favorable vote of a majority of shares voted at the meeting in person or by proxy. Proxies submitted by brokers who do not indicate a vote for some or all of the items voted on because they do not have discretionary voting authority and have not received voting instructions are called "broker non-votes." Under New York law, abstentions and broker non-votes, if any, will not be counted as votes cast. Therefore, they will have no effect on the outcome of the other matters to be voted on at the meeting.

                  Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our Common Stock is necessary to constitute a quorum at the Annual Meeting. For purposes of determining whether a quorum is present, abstentions and broker non-votes will be included.

                  A list of shareholders entitled to vote at the Annual Meeting will be available for inspection by shareholders during ordinary business hours at the principal executive offices of NYMAGIC located at 330 Madison Avenue, New York, New York 10017, for a period of ten days before, and at the time and place of, the Annual Meeting.


                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

                  Information concerning the nominees for election to the Board of Directors is set forth below. Each nominee for election to the Board of Directors has consented to being named as a nominee and has agreed to serve if elected. NYMAGIC's Amended and Restated By-Laws provide for a Board of Directors consisting of not fewer than nine nor more than nineteen Directors. Effective as of the date of the Annual Meeting, the Board has fixed the number of Directors at twelve. If elected, each Director will serve for a one-year term, expiring at the Company's 2004 annual meeting of shareholders and until his successor is duly elected and qualified. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares FOR that other person. If we do not name a substitute nominee, the size of the Board of Directors will be reduced. We are not aware of any circumstances that would render any nominee for Director unavailable.

                  The Board of Directors has nominated Messrs. John R. Anderson, Glenn Angiolillo, John T. Baily, John N. Blackman, Jr., Mark W. Blackman, A. George Kallop, William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses, George R. Trumbull, III, Glenn R. Yanoff and David W. Young to serve as Directors and, unless otherwise marked, a proxy will be voted FOR the election of such persons. One Director elected at our 2002 annual meeting of shareholders, Robert W. Bailey is not standing for re-election to the Board of Directors at the Annual Meeting. Mr. Bailey retired from the Board of Directors effective June 30, 2002.

                  On February 20, 2002, certain Company shareholders entered into a voting agreement (as amended, the "Voting Agreement") with Mariner Partners, Inc. ("Mariner"), a wholly owned subsidiary of Mariner Investment Group, Inc. (a professional asset management company of which Mr. Michaelcheck, a member of our Board of Directors, is a 72.5% shareholder). The Voting Agreement relates to approximately 56.09% of the Company's issued and outstanding Common Stock as of the record date and entitles each party to the agreement to designate certain individuals for nomination as Directors of the Company. At the Board of Directors' March 12, 2003 meeting, the slate of nominees for election as Directors at the Annual Meeting was proposed by the Nominating Committee and approved by the Board of Directors in accordance with the terms of the Voting Agreement. Additional information concerning the Voting Agreement is contained below under the caption "Changes in Control."

      THE BOARD RECOMMENDS A VOTE "FOR" THE TWELVE NOMINEES LISTED BELOW.

                  The following presents certain information concerning the nominees for election as Directors, including all positions and offices with the Company and its predecessors, terms of office as Director and periods during which the nominee served as such, current membership on Committees of the Board of Directors of the Company and business experience during the last five years.


                                        NOMINEES FOR DIRECTORS

Name                                    Age       Director Since                    Position
----                                    ---       --------------                    --------
John R.  Anderson (2)(3)(6)             58              1999                        Director
Glenn Angiolillo (2)(4)(6)              49              2002                        Director
John T. Baily                           59              2003                        Director
John N. Blackman, Jr. (1)(3)(4)(5)      56              1975                        Director
Mark W. Blackman (1)(4)(5)              51              1979                        Director
A. George Kallop (1)(4)                 57              2002                        Director
William J. Michaelcheck (3)(5)          56              2002                        Director
William D. Shaw, Jr. (1)(3)(5)          57              2002               Director and Vice Chairman
Robert G. Simses (1)(3)(5)              56              2001                        Director
George R. Trumbull, III (1)(4)          58              2002                 Director, Chairman and
                                                                             Chief Executive Officer
Glenn R. Yanoff (3)(4)(6)               46              1999                        Director
David W. Young (2)(4)(5)                59              2003                        Director

-------------
(1) Member of Executive Committee
(2) Member of Audit Committee
(3) Member of Finance Committee
(4) Member of Underwriting Committee
(5) Member of Human Resources Committee
(6) Member of Nominating Committee


                  John R. Anderson served as the president and owner of Cedarhill Consultants, Inc., an insurance consulting firm, as well as a sales consultant for the S&W Agency, Inc., an insurance agency, from January 1999 until his retirement in December 2001. From 1991 through December 1998, Mr. Anderson was a 50% owner of the Compain-Anderson Group, Inc., a general agency of Guardian Life Insurance Company.

                  Glenn Angiolillo has served as president of GJA Corp., a consulting and advisory firm specializing in wealth management, since 1998. Previously, Mr. Angiolillo was a partner and member of the Management Committee in the law firm of Cummings & Lockwood where he concentrated in the areas of corporate law, mergers and acquisitions and banking and finance. Mr. Angiolillo serves on the board of directors of Farrel Corporation.

                  John T. Baily served as the President of Swiss Re Capital Partners from 1999 until his retirement in 2002. Previously, Mr. Baily was a partner (1976-1999), national insurance industry chairman (1986-1998) and a member of the board of partners and its predecessor, the firm council (1986-1999), of the public accounting firm, Coopers & Lybrand where his focus was on the insurance industry.

                  John N. Blackman, Jr., a private investor since 1998, served as Chairman of the Board of the Company from 1988 through September 1998. He was employed by the Company or its subsidiaries from 1973 until September 1998. Mr. Blackman is the brother of Mark W. Blackman.

                  Mark W. Blackman has been Chief Underwriting Officer of the Company since June 2002. He was employed by the Company or its subsidiaries from 1977 until September 1998 and was the President of the Company from 1988 until September 1998. From October 1998 until May 2002 Mr. Blackman was a private investor. Mr. Blackman is the brother of John N. Blackman, Jr.

                  A. George Kallop has been the Executive Vice President of the Company since May 2002. From 1999 to 2002, Mr. Kallop was a principal of Mariner Investment Group, Inc. a professional asset management company. Previously, Mr. Kallop was a managing director of Bear, Stearns & Co. Inc., a global investment banking, securities and brokerage firm.

                  William J. Michaelcheck founded Mariner Investment Group, Inc., a professional asset management company, in 1992 and continues to serve as the chairman of its board of directors. Previously, he was an executive vice president of Bear Stearns Companies Inc., the parent company of Bear, Stearns & Co. Inc., and a Senior Managing Director of Bear, Stearns & Co. Inc.

                  William D. Shaw, Jr., became the Vice Chairman of the Company in May 2002, and he has been the managing member of Mariner LLC, an investment management company not directly affiliated with Mariner Investment Group, Inc., since 1999. From 1998 to 1999, Mr. Shaw served as chairman of the board of directors of Aubrey G. Lanston & Co. Inc., a securities broker-dealer, and also served as its president and chief executive officer from 1993 to 1998.

                  Robert G. Simses has served as the Managing Partner of the law firm of Warwick & Simses since 2001, where he practices in the area of estate and charitable planning, trust and estate administration and taxation. Previously, he was a partner in the law firm of Cummings & Lockwood where he was the partner in charge of its Palm Beach, Florida office. In addition Mr. Simses serves as the President and Chief Operating Officer of The William H. Pitt Foundation Inc.

                  George R. Trumbull, III became the Chairman and the Chief Executive Officer of the Company in May and June 2002, respectively. He served as chairman of the board of directors and chief executive officer of Encompys, Inc., a software services provider, from February 2001, until May 2002. From September 1999 to February 2001, Mr. Trumbull was a private investor, and from May 1994 to September 1999, he served as chief executive officer of AMP Limited, an Australian insurance and asset management company. Mr. Trumbull is a partner in Mariner and a member of its executive committee.

                  Glenn R. Yanoff is a vice president and insurance underwriter with I. Arthur Yanoff & Co., Ltd. He is also the chief executive officer, president and owner of Crackerjack Systems, Inc., a corporation that provides services to the insurance industry, where he has been employed since 1996.

                  David W. Young has been a partner of Conning Capital Partners, a private equity/venture capital business since 1999. Previously he was the Chief Investment Officer of The Progressive Corporation.

                     COMMITTEES OF THE BOARD OF DIRECTORS

                  NYMAGIC has six standing Committees of the Board of Directors, including an Audit Committee, an Executive Committee, a Finance Committee, a Human Resources Committee, a Nominating Committee and an Underwriting Committee. During 2002, the Board of Directors held seven meetings. The Audit Committee, Finance Committee, Nominating Committee, Human Resources Committee and Underwriting Committee held 8, 5, 1, 4, and 1 meetings, respectively. The Executive Committee did not meet during 2002. During their service as members of the Board in 2002, each of the Company's Directors attended 85% or more of the aggregate number of meetings of the Board and of each Committee on which he served.

                  Audit Committee. The Audit Committee consists of the following Directors: Messrs. John R. Anderson, Glenn Angiolillo and David W. Young. Mr. Glenn R. Yanoff served on the Audit Committee until he resigned therefrom on March 11, 2003. The Audit Committee's responsibilities include
(i) reviewing the Company's external and internal audit functions and the adequacy of its internal accounting and financial controls, (ii) reviewing with the independent auditors their report on the Company's financial statements and (iii) reviewing the professional services proposed to be provided by the independent auditors and to consider the possible effect of such services on their independence. The Board of Directors approved the Charter of the Audit Committee of the Board of Directors in June 2000. The Board of Directors reviews and assesses the adequacy of the Charter of the Audit Committee on an annual basis. A copy of the Charter of the Company's Audit Committee was attached to the 2001 proxy statement as Appendix A. Certain of this information is set forth below in the Audit Committee Report.

                  Securities and Exchange Commission rules require that we disclose our compliance with New York Stock Exchange ("NYSE") listing standards regarding the independence of our Audit Committee members and any inclusion on the Audit Committee of a non-independent Director. Currently, all of our Audit Committee members are "independent" as defined under Section
303.01 of the NYSE's listing standards. Mr. Yanoff, who was previously a member of the Audit Committee is an officer of an insurance brokerage that provided services to the Company in 2002. Additional information concerning Mr. Yanoff's relationship to the Company is described under the caption "Certain Relationships and Related Transactions" below. As permitted under

Section 303.01(B)(3)(b) of the NYSE's Listed Company Manual, the Board of Directors determined in its business judgment that Mr. Yanoff's business relationship with the Company would not interfere with his exercise of independent judgment and that his membership on the Audit Committee was required in the best interests of the Company and its shareholders. This determination was based on the assessment by the Board of Directors of Mr. Yanoff's business experience and his knowledge of accounting, financial and related issues and the Board's conclusion that Mr. Yanoff's business relationship with the Company was not material to the Company, Mr. Yanoff or the insurance brokerage of which Mr. Yanoff is an officer.

                  Executive Committee. The Executive Committee may exercise all powers of the Board of Directors in the management of the business and affairs of the Company during intervals between meetings of the Board of Directors. The Executive Committee consists of the following Directors:
Messrs. John N. Blackman, Jr., Mark W. Blackman, A. George Kallop, William D. Shaw, Jr., Robert G. Simses and George R. Trumbull, III.

                  Finance Committee. The Finance Committee monitors and reviews the Company's financial position and investment policy. The Company's investment policy is reviewed quarterly and conforms to the requirements contained in the New York State Insurance Law and Regulations. The Finance Committee consists of the following Directors: Messrs. John R. Anderson, John
N. Blackman, Jr., William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses and Glenn R. Yanoff.

                  Nominating Committee. The Nominating Committee is responsible for recommending qualified candidates for Director positions whose terms are to expire or are vacant. The Nominating Committee provides a report to the Board of Directors setting forth certain information about each candidate it is recommending. Any Director may recommend other candidates for available Director positions, provided that specified information about such candidates is given. The Nominating Committee will consider responsible recommendations by shareholders of candidates to be nominated as Directors of the Company. All such recommendations must be in writing and addressed to the Secretary of the Company, and must provide such information about the candidate which the Company would need to include in any proxy statement for the election of Directors as well as the consent of the candidate to being named in the proxy material and to serving if elected. By accepting a shareholder recommendation for consideration, the Nominating Committee does not undertake to adopt or to take any other action concerning the recommendation or to give the proponent its reasons for any action or failure to act. Additional information concerning shareholder proposals is contained below under the caption "Submission of Shareholder Proposals and Discretionary Voting." The Nominating Committee consists of the following Directors: Messrs. John R. Anderson, Glenn Angiolillo and Glenn R. Yanoff.

                  Human Resources Committee. The Human Resources Committee, formerly named the Stock Option and Compensation Committee, is charged with the administration of the Company's 1991 Stock Option Plan and the 1999 Phantom Stock Plan, as well as the review and approval of the Company's salary structure and benefit packages. Additional information concerning the administration of these plans and the policies of the Human Resources Committee is contained below under the caption "Report of the Human Resources Committee on Executive Compensation." The Human Resources Committee consists of the following Directors: Messrs. John N. Blackman, Jr., Mark W. Blackman, William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses and David W. Young.

                  Underwriting Committee. The Underwriting Committee is responsible for ensuring that the Company follows the overall underwriting strategy as defined by management and the Board of Directors. The Underwriting Committee's duties include periodic reviews of the lines of business written by the Company, ensuring that pricing and risk selection criteria are adhered to by our underwriting staff, and making sure that the Company maintains high levels of experience and expertise in our underwriting staff. The Underwriting Committee consists of the following Directors: Messrs. Glenn Angiolillo, John
N. Blackman, Jr., Mark W. Blackman, A. George Kallop, George R. Trumbull, III, Glenn R. Yanoff and David W. Young.

                       EXECUTIVE OFFICERS OF THE COMPANY

                  The following table sets forth the name, position, age and year first elected for each of the persons currently serving as an executive officer of the Company. Each executive officer was elected in 2002 to serve until the meeting of the Board following the 2003 Annual Meeting or until his or her earlier death, resignation or removal.


Name                                        Position                          Age         Year First Elected
----                                        --------                          ---         ------------------
George R. Trumbull, III   Chairman and Chief Executive Officer                 58                2002
A. George Kallop          Executive Vice President                             57                2002
George F. Berg            Senior Vice President-Claims                         61                1996
Mark W. Blackman          Chief Underwriting Officer                           51                1988
Thomas J. Iacopelli       Chief Financial Officer and Treasurer                42                1989
Paul J. Hart              Vice President, General Counsel and Secretary        52                2002


                  A description of business experience of Messrs. Trumbull, Kallop and Mark W. Blackman appears above under the caption "Proposal No. 1:
Election of Directors." Set forth below is a description of the business experience during the last five years of the other executive officers of the Company.

                  Mr. Berg has been Senior Vice President-Claims of the Company since 1996.

                  Mr. Iacopelli has been Chief Financial Officer of the Company since 1989 and was elected its Treasurer in 2000.

                  Mr. Hart was the Chief Financial Officer and General Counsel of Encompys, Inc. a software services provider, from August 2001 through July 2002; from August 2000 through April, 2001, he was Chief Financial Officer and General Counsel of Appian Bridge Corporation, a software services provider; from February 2000 through April 2000, he was a Vice President of Telecom Wireless Corporation, an Internet service provider; from April 1999 through February 2000 he was the Executive Vice President of espernet.com, inc., an Internet service provider; and, from 1996 through 1998 he was counsel to Lowen Group International, Inc. a funeral services provider.

                           COMPENSATION OF DIRECTORS

                  Directors who are not also officers of the Company receive $12,500, except the Vice Chairman of the Board of Directors who receives $30,000, as an annual retainer. Directors who are not also officers of the Company also have received options to purchase 10,000 shares of the Company's Common Stock. Further, non-officer Directors are compensated an additional $1,000 for each meeting of the Board of Directors. The Chairman of the Audit Committee of the Board of Directors and each member thereof receive additional annual retainers of $7,500 and $2,500, respectively, and the Chairmen of the Human Resources and the Finance Committees of the Board of Directors receive additional annual retainers of $2,500. All Directors serve on the boards of the Company's domestic subsidiaries. Directors who are not also officers of the Company receive $250 for each domestic subsidiary board meeting attended. The Company's domestic subsidiaries consist of two insurance companies, New York Marine And General Insurance Company and Gotham Insurance Company, and three insurance underwriters and managers, Mutual Marine Office, Inc., Pacific Mutual Marine Office, Inc. and Mutual Marine Office of the Midwest, Inc.

                      COMPENSATION OF EXECUTIVE OFFICERS

                  The following Summary Compensation Table shows the compensation paid by the Company for services rendered during fiscal years 2002, 2001 and 2000 to the five most highly compensated executive officers of the Company as of December 31, 2002.


                                            SUMMARY COMPENSATION TABLE

                                                                                     Long Term
                                                                                    Compensation
                                                Annual Compensation                   Awards
                                           -----------------------------              ------
                                                                                     Securities
          Name and                                                 Other Annual      Underlying         All Other
     Principal Position         Year    Salary ($)   Bonus ($)   Compensation ($)    Options (#)    Compensation($)(1)
     ------------------         ----    ----------   ---------   ----------------    -----------    ------------------

George R. Trumbull, III         2002     306,250        -0-            -0-             50,000            30,000
Chairman and Chief Executive
Officer (2)

Robert W. Bailey                2002     525,000        -0-          10,926             -0-               -0-
Chairman and Chief Executive    2001     517,207        -0-           9,615             -0-              17,000
Officer (3)                     2000     500,000       35,000         9,615             -0-              21,250

A. George Kallop                2002     186,907        -0-            -0-             20,000            28,062
Executive Vice President (4)

George F. Berg                  2002     223,000       11,000         4,096            15,000            30,000
Senior Vice President-Claims    2001     209,251        8,500         3,904             -0-              17,000
                                2000     201,625       10,000          -0-              -0-              33,250

Mark W.  Blackman               2002     163,082        -0-            -0-             20,000            25,488
Chief Underwriting
Officer (5)

Thomas J. Iacopelli             2002     186,333       13,043         3,423            12,500            30,000
Chief Financial Officer and     2001     170,737       10,000         3,192             5,000            17,000
Treasurer                       2000     160,833       15,000         2,923             -0-              33,250

Lawrence S. Davis               2002     300,000        -0-           5,769             -0-                -0-
Executive Vice President and    2001     290,150        -0-           5,288             -0-              17,000
Chief Operating Officer (6)     2000     252,083       25,000          -0-             25,000            58,750

Charles A. Mitchell             2002     200,333        9,000       203,573 (8)        10,000            30,000
Vice President (7)              2001     185,550        7,500         3,481             -0-              17,000
                                2000     172,167       10,000         3,192             -0-              33,250

-----------------
(1) The amounts shown in this column represent contributions made by the Company on behalf of the officers listed pursuant to the terms of the Company's defined contribution retirement plans. Additional information concerning our defined contribution retirement plans is contained below under the caption "Retirement Plans."

(2) Mr. Trumbull became Chairman of the Board of Directors in May 2002 and was elected Chief Executive Officer in June 2002.

(3) Mr. Bailey retired as Chief Executive Officer and a member of the Board of Director of the Company and its subsidiaries in June 2002.

(4)    Mr. Kallop became Executive Vice President in June 2002.

(5) Mr. Blackman, who was previously President of the Company from 1988 through 1998, returned to the Company as its Chief Underwriting Officer in June 2002.

(6) Mr. Davis resigned as Executive Vice President and Chief Operating Officer of NYMAGIC, INC. and its subsidiaries in July 2002.

(7) While he remains an officer of the Company, Mr. Mitchell ceased to serve as an executive officer of the Company in April 2002.

(8) Includes $199,900 from an exercise of options under the Company's Phantom Stock Plan.

        EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

                  The Company does not maintain any employment contracts or termination of employment or change-in-control agreements with its executive officers, except a severance agreement with Mr. Iacopelli. Under this agreement, Mr. Iacopelli is entitled to a severance payment equal to one year's salary in the event of his discharge from employment within two years of the date of a sale of the Company.



                    STOCK OPTION GRANTS IN LAST FISCAL YEAR

                  The following table sets forth information regarding stock option grants to the persons named in the Summary Compensation Table during 2002.


                                              Individual Grants
                                                                                           Potential Realizable Value
                             Number of                                                     at Assumed Annual Rates of
                             Securities         Percent of                                 Stock Price Appreciation for
                             Underlying      Options Granted                                      Option Term (2)
                           Options Granted   to Employees in     Exercise    Expiration
          Name                 (#)(1)              2002        Price ($/Sh)     Date          5% ($)        10% ($)
          ----                 ------              ----        ------------     ----          ------        -------
George R. Trumbull, III        50,000             11%            14.47        9-17-12         455,005      1,153,073
Robert W. Bailey                -0-               -0-             -0-           -0-             -0-            -0-
A. George Kallop (3)           20,000              4%            14.47        9-17-12         182,002        461,229
George F. Berg                 15,000              3%            14.47        9-17-12         136,502        345,922
Mark W. Blackman               20,000              4%            14.47        9-17-12         182,002        461,229
Thomas J. Iacopelli            12,500            2.7%            14.47        9-17-12         113,751        288,268
Lawrence S. Davis               -0-               -0-             -0-           -0-             -0-            -0-
Charles A. Mitchell            10,000              2%            14.47        9-17-12          91,101        230,615

--------------

(1) These options vest in four equal installments on the first four anniversaries of the date of grant.

(2) The values shown assume that the price of the Common Stock will appreciate at the annual rates shown. These rates are assumed rates established by the Securities and Exchange Commission and are not intended as a forecast of future appreciation. The actual gain, if any, realized by the recipient will depend upon the actual performance of the Common Stock.

(3) In addition, Mr. Kallop received an option to purchase 315,000 shares of the Company pursuant to the terms of a letter agreement between him and Mariner dated April 4, 2002 in which he agreed to be bound to the terms of the Voting Agreement described under the caption "Changes in Control."

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

The following table shows stock options or phantom stock awards exercised by persons named in the Summary Compensation Table in 2002, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options or phantom stock awards as of December 31, 2002. Also reported are values for "in-the-money" options or phantom stock awards that represent the spread between the exercise price of any such existing stock options and the year-end price of NYMAGIC Common Stock.


                                                          Number of Securities           Value of Unexercised
                                                         Underlying Unexercised         In-the-Money Options at
                                                     Options at Fiscal Year-End (#)       Fiscal Year-End ($)
                                                     ------------------------------       -------------------
                            Shares
                          Acquired on     Value
                           Exercise      Realized
       Name                 (#)(1)         ($)        Exercisable    Unexercisable     Exercisable    Unexercisable
       ----                --------      --------     -----------    -------------     -----------    -------------

George R. Trumbull, III       -0-           -0-           -0-           50,000             -0-           249,000
Robert W. Bailey             16,666       130,579       16,666            -0-            117,933          -0-
A. George Kallop (2)          -0-           -0-           -0-           20,000             -0-            99,600
George F. Berg                2,000         5,023         -0-           15,000             -0-            74,700
Mark W. Blackman              -0-           -0-           -0-           20,000             -0-            99,600
Thomas J. Iacopelli           -0-           -0-         17,000          20,500            84,660         102,090
Lawrence S. Davis             5,000        39,250         -0-             -0-              -0-            -0-
Charles A. Mitchell          15,000       199,900         -0-           15,000(3)          -0-           147,050(4)

------------
(1) All options were granted pursuant to the Company's 1991 Stock Option Plan, 1999 Phantom Stock Plan and 2002 Non Qualified Stock Option Plan.

(2) In addition, Mr. Kallop received an option to purchase 315,000 shares of the Company pursuant to the terms of a letter agreement between him and Mariner dated April 4, 2002 in which he agreed to be bound to the terms of the Voting Agreement described under the caption "Changes in Control."

(3) Includes 5,000 shares of phantom stock granted under the Company's 1999 Phantom Stock Plan.

(4) Includes $97,250 attributable to shares of phantom stock granted under the Company's 1999 Phantom Stock Plan.


-------------------------------------------------------------------------------------------------------
                          Equity Compensation Plan Information
-------------------------------------------------------------------------------------------------------
                                                                                Number of securities
                                                                               remaining available for
                                                                                future issuance under
                            Number of securities to      Weighted-average        equity compensation
                            be issued upon exercise     exercise price of         plans (excluding
                            of outstanding options,    outstanding options,    securities reflected in
                              warrants and rights      warrants and rights           column (a))
      Plan category                   (a)                      (b)                       (c)
-------------------------------------------------------------------------------------------------------
Equity compensation
plans approved by
security holders                  622,568                    $14.86                   161,700
-------------------------------------------------------------------------------------------------------
Equity compensation
plans not approved
by security holders                25,000                     $0.00                      (1)
-------------------------------------------------------------------------------------------------------
          Total                   647,568                   $ 14.29                   161,700
-------------------------------------------------------------------------------------------------------

--------------
(1) The number of shares available for future issuance under the Company's Phantom Stock Plan is unrestricted.




                               RETIREMENT PLANS

                  The Company maintains two retirement plans for the benefit of employees. Both plans provide for 100% vesting upon completion of two years of service. The Money Purchase Plan provides for a yearly contribution equal to 7 1/2 % of an employee's cash compensation, subject to certain limitations under the Internal Revenue Code of 1986, as amended, for each year of service during which the employee has completed 1,000 hours of service and is employed on the last day of the plan year. The Profit Sharing Plan does not provide for any specified level of contribution but any contribution made is subject to the restrictions set forth above for the Money Purchase Plan. For the most recent plan year, the Company made a contribution equal to 7 1/2 % of an employee's cash compensation under the Profit Sharing Plan. The Company's contributions for 2002 under the Money Purchase Plan were $15,000 for the benefit of each of Messrs. Trumbull, Berg, Iacopelli and Mitchell and $14,031 and $12,727 for the benefit of Messrs. Kallop and Mark W. Blackman, respectively. The Company's contributions for 2002 under the Profit Sharing Plan were $15,000 for the benefit of each of Messrs. Trumbull, Berg, Iacopelli and Mitchell and $14,031 and $12,741 for the benefit of Messrs. Kallop and Mark W. Blackman, respectively. Messrs. Bailey and Davis did not receive any Company contributions in 2002 under the Money Purchase Plan or the Profit Sharing Plan. The Company does not maintain any defined benefit retirement plans.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the Securities and Exchange Commission. Officers and Directors are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) reports which they file.

                  The Company prepares Section 16(a) reports on behalf of its officers and Directors based on the information provided by them. Based solely on a review of this information, copies of such forms furnished to the Company and written representations from the Company's officers and Directors, the Company believes that, except as described below, in 2002 all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with on a timely basis, except that: (i) Messrs. Anderson, Angiolillo, John Blackman, Mark Blackman, Kallop, Michaelcheck, Shaw, Simses, Trumbull, Yanoff, Berg, Hamel, Iacopelli and Hart were late filing reports of their awards of stock options under the 2002 Nonqualified Stock Option Plan; (ii) Messrs. Angiolillo, Kallop, Michaelcheck, Shaw, Trumbull, Hamel and Hart were late in filing their Form 3 initial report of beneficial ownership; and (iii) Mr. Michaelcheck and Mariner were late in filing reports of an agreement with each of Mr. Shaw and Mr. Kallop, whereby Mariner agreed to hold a portion of the option covering 315,000 shares of NYMAGIC as nominee for each of Mr. Shaw and Mr. Kallop, who agreed to be bound to the terms of the Voting Agreement.

                      SHARE INVESTMENT PERFORMANCE GRAPH

                  Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock to the total return of the Standard & Poor's 500 Index and the $500 Million - $1 Billion Insurance Asset Index, the latter of which includes some of the Company's competitors, obtained from SNL Financial LC for the period of five fiscal years commencing January 1, 1998, and ending December 31, 2002, assuming $100 invested in the Company's Common Stock and in each index on January 1, 1998, and assuming reinvestment of dividends.



                              [GRAPHIC OMITTED]


                                                             $500M-$1B
            NYMAGIC, INC.     Standard & Poor's 500     Insurance Asset Index

  1997         100.00                100.00                    100.00
  1998          76.49                128.55                     89.80
  1999          50.01                155.60                     66.98
  2000          73.50                141.42                     88.51
  2001          63.73                124.63                     93.18
  2002          77.03                 96.95                    100.91

                    REPORT OF THE HUMAN RESOURCES COMMITTEE
                           ON EXECUTIVE COMPENSATION

                  The Human Resources Committee of the Board of Directors (the "Committee") meets quarterly and reviews certain aspects of the Company's compensation as it affects executive and non-executive employees. Six of our Directors, Messrs. John N. Blackman, Jr., Mark W. Blackman, William J. Michaelcheck, William D. Shaw, Jr., Robert G. Simses and David W. Young constitute the Committee. The Committee's review procedures during 2002 are summarized below:

     o The Company develops compensation data for all employees utilizing national and regional surveys for the insurance and brokerage industries. The Company's executive and senior officer positions are matched to comparable survey positions and compensation data. The Committee uses such survey data in connection with reviewing salaries on an individual basis. The objective is to provide each such executive and senior officer with sufficient compensation to cause him or her to maintain continued employment with the Company. In 2002 bonuses were awarded based upon length of service and job responsibilities.

     o The Committee reviewed the compensation levels of the current Chairman and Chief Executive Officer in conjunction with the information developed from industry surveys. The Committee compares current salaries of the Company's Chairman and Chief Executive Officer with salaries of executives in similar positions in the insurance industry. It is the Committee's objective to maintain a salary level which is consistent with the mid-point range of such salaries. There are no specific performance goals for the current Chairman and Chief Executive Officer and no performance-related compensation incentives other than options. The Committee reviewed the compensation levels for executive officers excluding the current Chairman and Chief Executive Officer within the context of salary recommendations for such officers and the industry salary information. The Committee does not utilize performance objectives for executives and senior officers, as such are deemed inappropriate for the industry and markets within which the Company competes. Rather, the Committee balances the competitive marketplace pressures which might cause an officer to leave the Company along with corporate needs in the context of the recommendations of the current Chairman and Chief Executive Officer. It is the Committee's objective to maintain quality management without increasing the Company's salary expense beyond the median range indicated by the compensation surveys. No specific relationship between corporate performance for the last fiscal year and each element of compensation was considered by the Committee in determining executive compensation in general or the current Chairman and Chief Executive Officer's compensation in particular.

     o In connection with the review of non-cash compensation of executives and senior officers, the current Chairman and Chief Executive Officer from time to time makes recommendations to the Committee with respect to awards of options pursuant to the Company's 1991 Stock Option Plan, awards of shares of phantom stock pursuant to the Company's 1999 Phantom Stock Plan and awards of options pursuant to the Company's 2002 Nonqualified Stock Option Plan. Through the use of options which vest over a three to five year period, shares of phantom stock and a competitive base salary, the Committee attempts to meet competitive marketplace pressures while at the same time focusing long-term compensation gains for executive and senior officers on areas which provide similar benefits to shareholders generally. The options and shares of phantom stock are awarded in a quantity designed to be sufficient to provide each recipient with an incentive to maintain continued employment with the Company. No outside factors other than comparative surveys were considered by the Committee in determining each element of compensation. In particular, the Committee did not consider the amount of options and shares of phantom stock outstanding or previously granted or the aggregate size of current awards in deciding to award additional options.

                  The Company has reviewed the provisions of the Internal Revenue Code of 1986, as amended, and related regulations of the Internal Revenue Service which limit the deductibility of executive compensation paid to the chief executive officer and certain other executive officers to the extent such compensation exceeds $1,000,000 in any year and does not qualify for an exception under the statute or regulations. The Committee does not believe that annual cash compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and has therefore concluded that no action with respect to qualifying such compensation for deductibility is necessary at this time. The Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

                                                 RESPECTFULLY SUBMITTED,

                                                 THE HUMAN RESOURCES COMMITTEE

                                                 John N. Blackman, Jr.
                                                 Mark W. Blackman
                                                 William J. Michaelcheck
                                                 William D. Shaw, Jr.
                                                 Robert G. Simses
                                                 David W. Young



                         REPORT OF THE AUDIT COMMITTEE

                  The Audit Committee is comprised of three Directors who have been appointed by the Board of Directors, including Messrs. John R. Anderson, Glenn Angiolillo and David W. Young. The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is governed by the Charter of the Audit Committee that has been adopted by the Board of Directors. The Board of Directors reviews and assesses the adequacy of the Charter of the Audit Committee on an annual basis.

                  This Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to Regulation 14A or 14C under the Exchange Act, except as specifically provided under the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that this Audit Committee Report be treated as soliciting material or specifically incorporates this Audit Committee Report by reference therein.

                  Management is responsible for the Company's internal controls and financial reporting process. KPMG LLP, the Company's independent accountants, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

                  In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the Company's audited financial statements for the year ended December 31, 2002. The Audit Committee also discussed with KPMG LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). KPMG LLP have provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented, and the Audit Committee discussed with KPMG LLP that firm's independence. Management and KPMG LLP have represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also considered the status of pending litigation, if any, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Audit Committee deemed appropriate.

                  Based upon the reviews and discussions described in this Audit Committee Report, the Audit Committee has recommended to the Board of Directors of the Company that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                               RESPECTFULLY SUBMITTED,

                                               THE AUDIT COMMITTEE

                                               John R. Anderson
                                               Glenn Angiolillo
                                               David W. Young


                                  AUDIT FEES

                  The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's consolidated financial statements for the year ended December 31, 2002 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $344,500.

         FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

                  There were no fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2002.

                                ALL OTHER FEES

                  The aggregate fees billed by KPMG LLP for services rendered to the Company for the year ended December 31, 2002, other than for services described above under "Audit Fees," were $103,300.

                  The Audit Committee has considered whether provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP's independence.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                  The following table sets forth information as of April 18, 2003, regarding persons, entities or groups, as such term is defined in
Section 13 of the Securities Exchange Act of 1934, as amended, known to the Company to be the beneficial owner of more than 5% of the Company's issued and outstanding Common Stock.


                                                 Amount and Nature        Percent of Common Stock
Name                                                of Ownership              Outstanding (1)
----                                                ------------              -----------
Blackman Investments LLC                            1,720,030 (2)                 17.72%
    41 Wee Burn Lane
    Darien, CT 06820

Mark W. Blackman                                    1,719,530                     17.72%
       80 Deepwood Road
       Darien, CT  06820

Botti Brown Asset Management, LLC                     534,800 (3)                  5.51%
    One Montgomery Street, Suite 3300
    San Francisco, CA 94104

Dimensional Fund Advisors, Inc.                       620,850 (4)                  6.40%
    1299 Ocean Avenue - 11th Floor
    Santa Monica, CA 90401

Mariner Partners, Inc., et al.                      5,444,171 (5)                 56.09%
    780 Third Avenue - 16th Floor
    New York, NY 10017


                                     -14-

                                                 Amount and Nature        Percent of Common Stock
Name                                                of Ownership              Outstanding (1)
----                                                ------------              -----------
Royce & Associates, Inc.                              919,400 (6)                  9.47%
    1414 Avenue of the Americas
    New York, NY 10019

Swiss Reinsurance Company                           1,000,000 (7)                 10.30%
      Mythenguai 50/60
      CH-8022 Zurich, Switzerland

Wachovia Corporation                                  792,256 (8)                  8.16%
    One Wachovia Center
    Charlotte, NC 28288-0137

Louise B. Tollefson 2000 Florida
Intangible Tax Trust
    c/o Robert G. Simses, Trustee
    Warwick & Simses
    140 Royal Palm Way, Suite 205
    Palm Beach, FL 33480                            1,080,667 (9)                 11.13%

Louise B. Tollefson                                 1,183,931 (10)                12.20%
    18665 S.E. Village Circle
    Tequesta, FL 33469


-------------------------------
(1) Based upon 9,706,498 shares of Common Stock issued and outstanding as of April 18, 2003.

(2) The managing members of Blackman Investments LLC ("Blackman Investments") are Mr. John N. Blackman Jr., a member of our Board of Directors, and Mr. Blackman's spouse. Mr. Blackman disclaims beneficial ownership of the shares held by Blackman Investments. Blackman Investments is a party to the Voting Agreement regarding the listed shares as described below under the caption "Changes in Control."

(3) Based on a Schedule 13G/A dated and as filed with the Securities and Exchange Commission on February 12, 2003. Botti Brown Asset Management, LLC, an investment advisor registered under the Investment Advisers Act of 1940 ("BBAM"), shares voting and dispositive power with John D. Botti, the controlling member of BBAM, with respect to all of the shares listed above. The listed shares are held by clients of BBAM who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, those shares.

(4) Based on a Schedule 13G/A dated February 3, 2003, and as filed with the Securities and Exchange Commission on February 11, 2003. Dimensional Fund Advisers, Inc., an investment advisor registered under the Investment Advisers Act of 1940 ("Dimensional"), has sole voting and dispositive power with respect to all of the shares listed above. The listed shares are held by investment companies registered under the Investment Company Act of 1940, and by trusts and separate accounts for which Dimensional acts as investment advisor. Dimensional disclaims beneficial ownership of all of these shares.

(5) Based on a Schedule 13D/A dated March 13, 2003 and as filed with the Securities and Exchange Commission on April 10, 2003. Mariner, together with
1) Mr. Mark W. Blackman, a member of our Board of Directors; 2) Blackman Investments; 3) Mr. John N. Blackman, Jr., a member of our Board of Directors, as co-trustee of Blackman Charitable Remainder Trust ("Blackman Co-Trust") (with the approval of his spouse as co-trustee of Blackman Co-Trust) and 4) Mr. Robert G. Simses, a member of our Board of Directors, as trustee of Louise
B. Tollefson 2000 Florida Intangible Trust ("2000 FIT") and Louise B. Blackman Tollefson Family Foundation ("Foundation") and as co-trustee of Louise B. Tollefson Charitable Lead Annuity Trust ("CLAT") and Bennett H. Tollefson Charitable Lead Unitrust ("CLUT") (with the approval of First Union National Bank n/k/a Wachovia Bank, N.A. as co-trustee of CLAT and CLUT), entered into the Voting Agreement and, collectively, share voting and dispositive power over the listed shares of Common Stock and may be deemed to constitute a "group" as that term is used under Section 13 of the Securities Exchange Act of 1934, as amended. Information concerning the Voting Agreement is described below under the caption "Changes in Control."

    Mr. Mark W. Blackman's address is: 330 Madison Avenue, New York, NY
10017; Blackman Investment's and Mr. John N. Blackman Jr.'s address is: 41 Wee Burn Lane, Darien, CT 06820; and Mr. Simses' address is: Warwick & Simses, 140 Royal Palm Way, Suite 205, Palm Beach, FL 33480.

(6) Based on a Schedule 13G/A dated February 3, 2003, and as filed with the Securities and Exchange Commission on February 3, 2003. Royce & Associates, Inc., an investment advisor registered under the Investment Advisers Act of 1940, has sole voting and dispositive power with respect to all of these shares.

(7) Based on a Schedule 13D dated January 31, 2003 and as filed with the Securities and Exchange Commission on February 11, 2003 by Swiss Reinsurance Company ("Swiss Re"), which owns all of the outstanding capital stock of Swiss Re American Holding Corporation ("Swiss Re America"), which owns all of the outstanding capital stock of Conning Corporation ("Conning Corp."). Conning Corp. owns all of the outstanding capital stock of Conning, Inc., which owns all of the outstanding capital stock of Conning & Company ("Conning"), which is a member of Conning Investment Partners VI, LLC ("Conning Investment"), which is the general partner of Conning Capital Partners VI, LP ("CCPVI"), which directly beneficially owns 1,000,000 shares of Common Stock of the Company. Swiss Re and Swiss Re America are, collectively, referred to herein as the "Swiss Re Entities". By virtue of certain arrangements between Conning or its affiliates, on the one hand, and Conning Investment or its manager members, on the other hand, the Swiss Re Entities, Conning Corp., Conning, Inc. and Conning may be deemed to beneficially own the 1,000,000 shares of Common Stock directly beneficially owned by CCPVI. By virtue of being the general partner of CCPVI, Conning Investment may be deemed to beneficially own the 1,000,000 shares of Common Stock directly beneficially owned by CCPVI. The listed shares are held by the Swiss Re Entities for long-term investment purposes. Mr. David W. Young, a member of Conning Investment and a member of our Board of Directors, disclaims beneficial ownership of these shares.

(8) Based on a Schedule 13G/A dated February 13, 2002, and as filed with the Securities and Exchange Commission on February 14, 2002. The shares are held by mutual funds and other clients advised by Wachovia Securities, Inc. (f/k/a First Union Securities, Inc.), an investment advisor registered under the Investment Advisers Act of 1940, and Wachovia Bank. N. A. (f/k/a First National Bank) in a fiduciary capacity for its customers. Wachovia Securities, Inc. and Wachovia Bank N. A. are subsidiaries of Wachovia Corporation, a bank holding company.

(9) Mr. Robert G. Simses, trustee of 2000 FIT and a member of our Board of Directors, disclaims beneficial ownership of the listed shares. Mr. Simses as trustee of 2000 FIT has entered into the Voting Agreement regarding the shares held by 2000 FIT as described below under the caption "Changes in Control."

(10) Includes 5,262 shares held by Mrs. Tollefson, 1,080,667 shares held by Mr. Robert G. Simses, a member of our Board of Directors, as trustee of 2000 FIT, 96,600 shares held by the Louise B. Tollefson and Bennett H. Tollefson Charitable Remainder Unitrust, and 1,402 shares held by Mrs. Tollefson's spouse. Mrs. Tollefson disclaims beneficial ownership of the shares held by her spouse.

                  The determination that there were no other persons, entities or groups, as such term is defined in Section 13 of the Securities Exchange Act of 1934, as amended, known to the Company to beneficially own more than 5% of the Common Stock was based on a review of all statements filed with respect to the Company since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.

                       SECURITY OWNERSHIP OF MANAGEMENT

                  The following table sets forth information as of April 18, 2003, with respect to the issued and outstanding shares of Common Stock beneficially owned by each Director of the Company, each nominee for Director of the Company, each executive officer named in the "Summary Compensation Table" above and all Directors, Director nominees and executive officers of the Company as a group. We deem shares of Common Stock that may be acquired by an individual within 60 days of April 18, 2003, pursuant to the exercise of options to be outstanding for the purpose of computing the percentage ownership of such individual, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as otherwise noted, each person listed in the table owns all shares directly and has sole voting and investment power with respect to them.

                                   Amount and Nature    Percent of Common Stock
Name                                  of Ownership           Outstanding (1)
----                                  ------------           -----------
John R. Anderson                          1,856                  *
Glenn Angiolillo                             -0-                 *
John T. Baily                                -0-                 *
Robert W. Bailey                         17,370 (2)              *
John N. Blackman, Jr.                 1,912,398 (3)              19.70%
Mark W. Blackman                      1,979,530 (4)              20.39%
A. George Kallop                        315,000 (5)               3.25%
William J. Michaelcheck               1,800,000 (5,6)            18.54%
William D. Shaw, Jr.                    315,000 (5)               3.25%
Robert G. Simses                      1,815,065 (7)              18.70%
George R. Trumbull, III                      -0-                 *
Glenn R. Yanoff                           1,856 (8)              *
David W. Young                               -0-(9)              *
George F. Berg                               -0-                 *
Thomas J. Iacopelli                      17,250(10)              *
Lawrence S. Davis                            -0-                 *
Charles A. Mitchell                         700                  *
All Directors, Director
nominees and executive
officers as a group (20 persons)      5,746,025 (11)             59.20%

----------------------------------
* Less than 1% of issued and outstanding Common Stock.
(1) Based upon 9,706,498 shares of Common Stock issued and outstanding as of April 18, 2003.
(2) Includes 16,666 shares of Common Stock that may be acquired within sixty days of April 18, 2003, through the exercise of options.
(3) Includes 100,000 shares held by Blackman Co-Trust for the benefit of Mr. Blackman's spouse and children for which Mr. Blackman and his spouse are co-trustees and 1,720,030 shares held by Blackman Investments for which Mr. Blackman and his spouse are managing members. Mr. Blackman disclaims beneficial ownership of the shares held by Blackman Investments and Blackman Co-Trust. Blackman Investments and Mr. Blackman, as co-trustee of the Blackman Co-Trust (with the approval of his spouse as co-trustee of Blackman Co-Trust), are parties to the Voting Agreement regarding the shares held by Blackman Investments and Blackman Co-Trust as described below under the caption "Changes in Control."
(4) Includes 160,000 shares held by trusts for the benefit of Mr. Blackman's children and 100,000 shares held by Mr. Blackman's spouse; Mr. Blackman disclaims beneficial ownership over such shares. Mr. Blackman is a party to the Voting Agreement regarding the remaining 1,719,530 shares held by Mr. Blackman as described below under the caption "Changes in Control."
(5)  On April 4, 2002, Mariner entered into an agreement with each of William
     D. Shaw, Jr. and A. George Kallop, whereby Mariner agreed to hold a portion of the Voting Agreement option covering 315,000 shares of NYMAGIC as nominee for each of Mr. Shaw and Mr. Kallop, who agreed to be bound to the terms of the Voting Agreement. Information concerning the Voting Agreement is described below under the caption "Changes in Control."
(6) Mariner has an option pursuant to the voting Agreement to purchase up to and including 1,800,000 shares of Common Stock from certain Company shareholders at any time and from time to time. Additional information concerning the Voting Agreement is described below under the caption "Changes in Control."
(7) Includes 1,080,667 shares held by Mr. Simses as trustee of 2000 FIT, 39,288 shares held as trustee of the Foundation, 349,123 shares held as co-trustee of CLAT and 345,533 shares held as co-trustee of CLUT. Mr. Simses has sole voting and dispositive power over the shares held in the 2001 FIT and the Foundation. Mr. Simses and First Union National Bank n/k/a Wachovia Bank, N. A., as co-trustees of CLAT and CLUT, share voting and dispositive power with respect to the shares held by such trusts. Mr. Simses disclaims beneficial ownership of the shares held by 2000 FIT, Foundation, CLAT and CLUT. Mr. Simses as trustee of 2000 FIT and Foundation and as co-trustee of CLAT and CLUT (with the approval of First Union National Bank n/k/a Wachovia Bank, N. A., as co-trustee of CLAT and
     CLUT) is a party to the Voting Agreement regarding the shares held by 2000 FIT, Foundation, CLAT and CLUT as described below under the caption "Changes in Control."

(8) Includes shares that Mr. Yanoff owns jointly with his spouse and in trust for the benefit of his minor children.
(9) Excludes 500,000 shares of Common Stock issued and outstanding and 500,000 shares of Common Stock which may be acquired within 60 days of April 18, 2003 through the exercise of options. As set forth above in footnote (7) to the table "Security Ownership of Certain
     Beneficial Owners," such shares are beneficially owned by CCPVI, a limited partnership. Mr. Young, who is a member of Conning Investment, the general partner of CCPVI, disclaims beneficial ownership of such shares.
(10) Includes 17,000 shares of Common Stock that may be acquired within sixty days of April 28, 2003, through the exercise of options.
(11) Of the 5,744,621 shares listed as beneficially owned by all Directors, Director nominees and officers as a group, 33,666 shares represent shares which could be acquired within 60 days of April 18, 2003, upon exercise of options. These shares are included in the total number of outstanding shares for the purpose of determining the percentage of Common Stock beneficially owned by all Directors, Director nominees and officers as a group. The listed shares do not include the 1,800,000 shares listed for Mr. Michaelcheck because those shares represent shares that Mariner may acquire from certain other shareholders listed in the table above at any time and from time to time pursuant to the Voting Agreement; if those shares were acquired by Mariner the total shareholdings of those other shareholders would be reduced correspondingly. For a similar reason, the listed shares do not include the 315,000 shares listed for each of Mr. Kallop and Mr. Shaw. Information concerning the Voting Agreement is described below under the caption "Changes in Control."

                              CHANGES IN CONTROL

                  Pursuant to the Voting Agreement dated February 20, 2002, as amended March 1, 2002, January 31, 2003 and March 12, 2003:

                  1) Mariner;

                  2) Mr. Mark W. Blackman, a member of our Board of Directors;

                  3) Blackman Investments;

                  4) Mr. John N. Blackman, Jr., a member of our board of
                     Directors, as co-trustee of the Blackman Co-Trust (with the approval of his spouse as co-trustee of Blackman Co-Trust); and,

                  5) Mr. Robert G. Simses, a member of our Board of Directors, as trustee of 2000 FIT and Foundation and as co-trustee of CLAT and CLUT (with the approval of First Union National Bank n/k/a Wachovia Bank, N.A. as co-trustee of CLAT and CLUT)

have agreed to certain matters as described below with respect to the shares held by Mr. Mark W. Blackman, Blackman Investments, Blackman Co-Trust, 2000 FIT, Foundation, CLAT and CLUT. Additional information concerning the 5,444,171 total shares held by Mr. Mark W. Blackman, Blackman Investments, Blackman Co-Trust, 2000 FIT, Foundation, CLAT and CLUT (the "Voting Shares") is contained above under the captions "Security Ownership of Certain Beneficial Owners" and "Security Ownership of Management." Mr. Mark W. Blackman, Mr. John N. Blackman, Jr. (together with Blackman Investments) and Mr. Robert G. Simses are referred to below as the three "Participating Shareholders" under the Voting Agreement.

                  Voting. By entering into the Voting Agreement, the Participating Shareholders authorized Mariner, with the approval of any two of the three Participating Shareholders, to vote all Voting Shares at all shareholder meetings and adjournments thereof or on any action or approval by written consent of the Company's shareholders. If any two of the three Participating Shareholders fail to approve a vote by Mariner on any matter, Mariner will not vote on that matter, but (except as set forth below) Mariner's not voting with respect to any matter as a result of the provisions of the Voting Agreement will not entitle the Participating Shareholders to instead vote their respective Voting Shares on that matter. However, for matters involving 1) the merger or consolidation of the Company, 2) the sale of all or substantially all of the Company's assets, 3) the Company's dissolution and/or liquidation and 4) any recapitalization or stock offering of the Company (each, a "Significant Event"), if any two of the three Participating Shareholders fail to approve a vote by Mariner on a Significant Event, Mariner will not vote on that matter, but Participating Shareholders may instead vote their respective Voting Shares regarding the Significant Event.

                  Nominations to the Board of Directors. Under the Voting Agreement, Mariner can nominate four candidates for election to the Company's Board of Directors, each Participating Shareholder is entitled to nominate two candidates and the Chief Executive Officer of the Company is entitled to nominate two candidates for a total of twelve nominees. Provided that they are legally qualified to serve as Directors, Mariner is obligated to vote the Voting Shares in favor of the Participating Shareholders' nominees. For this Annual Meeting, Mariner has nominated Messrs. William J. Michaelcheck, William
D. Shaw, Jr., George R. Trumbull, III, and A. George Kallop; the Participating Shareholders have nominated themselves; and, the Chief Executive Officer has nominated Messrs. John T. Baily and David W. Young. In addition to the foregoing, the other persons nominated for election as Directors at the Annual Meeting have been so nominated with the approval of Mariner and the Participating Shareholders.

                  Subject to the Company's By-Laws, any Participating Shareholder may, acting reasonably, at any time and from time to time replace any Director nominated by him or nominate a successor and Mariner is obligated to use reasonable efforts to elect and vote the Voting Shares in favor of the Participating Shareholder's replacement Director or successor. Mariner may not without the consent of a Participating Shareholder, vote the Voting Shares to remove a Director nominated by that Participating Director. Additional information concerning all nominees to the Board of Directors is provided above under the caption "Proposal No. 1: Election of Directors."

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

                  The Company received net premiums totaling approximately $3.4 million in 2002 on policies written through I. Arthur Yanoff & Co, Ltd., an insurance brokerage at which Glenn R. Yanoff, a Director of our Company, is a vice president and insurance underwriter. In connection with the placement of such business, net commission payments of approximately $532,000 were made by the Company to I. Arthur Yanoff & Co, Ltd.

                  The Company entered into an investment management agreement with Mariner effective October 1, 2002. Under the terms of the agreement, Mariner manages the Company's domestic insurance subsidiaries' investment portfolios. Fees to be paid to Mariner are based on a percentage of the investment portfolio as follows: .20% of liquid assets, .30% of fixed maturity investments and 1.25% of limited partnership (hedge fund) investments. William
J. Michaelcheck, a Director of the Company, is the Chairman, Chief Executive Officer and a 72.5% stockholder of Mariner. George R. Trumbull, Chairman, Chief Executive Officer and a Director of the Company, A. George Kallop, Executive Vice President and a Director of the Company, and William D. Shaw, Jr., Vice Chairman and a Director of the Company, are also associated with Mariner. Investment fees incurred under the agreement with Mariner were $317,514 in 2002.

                  The Company made a payment of $100,000 in 2002 to William D. Shaw, Jr. for investment advisory services.

                  In accordance with the terms of letter agreements between Mariner and each of Messrs. Kallop and Shaw dated April 4, 2002 Messrs. Kallop and Shaw are entitled to compensation from Mariner in consideration of investment management services provided to Mariner, but neither Mr. Kallop nor Mr. Shaw received any such consideration in 2002.

              PROPOSAL NO. 2: RATIFICATION OF THE RE-APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

                  KPMG LLP, the independent public accountants engaged as the principal accountants to audit the Company's financial statements for the fiscal year ended December 31, 2002, has been extended an offer to continue as the Company's independent public accountants for the fiscal year ending December 31, 2003. The Company's Board of Directors, following the recommendation of the Audit Committee, recommends that shareholders ratify the re-appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2003. If the shareholders do not ratify the re-appointment of KPMG LLP, the selection of independent public accountants will be reconsidered by the Audit Committee.


               THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                  Representatives of KPMG LLP will be present at the Annual Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions.



                                 OTHER MATTERS

                  NYMAGIC knows of no matters other than those described above that may come before the Annual Meeting. As to other matters, if any, that properly may come before the Annual Meeting, NYMAGIC intends that the proxyholders will vote your shares in accordance with his best judgment.

                  The expense of this solicitation, which represents the amount normally expended for an uncontested solicitation, will be borne by the Company. In addition to solicitation by mail, there may be solicitation made by Directors, officers and regular employees of the Company without additional compensation therefor. The cost of solicitation may include reimbursements to brokers, custodians, nominees and other fiduciaries for reasonable out-of-pocket and clerical expenses incurred in forwarding proxy material to their principals.

                  The Company obtained an insurance policy which insures the Directors and officers of the Company and its subsidiaries against certain liabilities that they may incur in the performance of their duties, and insures the Company against obligations to indemnify such persons against such liabilities. The policy, effective May 31, 2002 through May 31, 2003, is underwritten by Great American Insurance Company at a premium of $291,400. The foregoing information is provided to shareholders of the Company pursuant to
Section 726(d) of the New York Business Corporation Law.


         SUBMISSION OF SHAREHOLDER PROPOSALS AND DISCRETIONARY VOTING

                  Your eligibility as a shareholder to submit proposals, the proper subject of such proposals and other issues governing shareholder proposals are regulated by the rules adopted under Section 14 of the Securities Exchange Act of 1934, as amended. To be considered for inclusion in the proxy statement relating to NYMAGIC's annual meeting of shareholders to be held in 2004, shareholder proposals must be received no later than December 26, 2003. If we do not receive notice of any matter to be considered for presentation at the 2004 annual meeting, although not included in the proxy statement, by March 14, 2004, management proxies may confer discretionary authority to vote on the matters presented at the 2004 annual meeting by a shareholder in accordance with Rule 14a-4 under the Securities Exchange Act of 1934, as amended. All shareholder proposals should be delivered to the attention of: Corporate Secretary, NYMAGIC, INC., 330 Madison Avenue, New York, NY 10017.

                  Each proposal submitted should include the full and correct name and address of the shareholder(s) making the proposal, the number of shares beneficially owned and their date of acquisition. If beneficial ownership is claimed, proof thereof also should be submitted with the proposal. The shareholder or the shareholder's representative must appear in person at the annual meeting and must present the proposal, unless the shareholder can show good cause for not doing so.

                                 ANNUAL REPORT

                  A copy of our Annual Report to Shareholders is being provided to each of our shareholders with this proxy statement. Additional copies may be obtained by writing to: Corporate Secretary, NYMAGIC, INC., 330 Madison Avenue, New York, NY 10017.

                                              BY ORDER OF THE BOARD OF
                                              DIRECTORS OF NYMAGIC, INC.

                                              Paul J. Hart
                                              Vice President, General Counsel
                                              and Secretary

April 28, 2003

                                     PROXY

                                 NYMAGIC, INC.

       PROXY SOLICITED ON BEHALF OF THE NYMAGIC, INC. BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 29, 2003

     The undersigned whose signature(s) appear(s) on the reverse side of this card hereby appoints George R. Trumbull, III and Paul J. Hart and each of them, with full power of substitution, proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, on all matters which properly may come before the Annual Meeting of Shareholders of NYMAGIC, INC. (the "Company"), to be held at the Company's offices, 330 Madison Avenue, New York, New York, on May 29, 2003, at 9:00 A.M., local time, and at any adjournment thereof.

     THE PROXIES WILL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS PROVIDED, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. THE PROXIES ALSO ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON ALL OTHER BUSINESS AS PROPERLY MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF.


--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.                                             Please mark   [X]
                                                                                                              your votes as
                                                                                                              indicated in
                                                                                                              this example

1. ELECTION OF DIRECTORS: 01 John R. Anderson,          2. RATIFICATION OF THE RE-APPOINTMENT OF        FOR     AGAINST   ABSTAIN
   02 Glenn Angiolillo, 03 John T. Baily,                  KPMG LLP as independent public accountants   [ ]       [ ]       [ ]
   04 John N. Blackman, Jr., 05 Mark W. Blackman,          of the Company.
   06 A. George Kallop, 07 William J. Michaelcheck,
   08 William D. Shaw, Jr., 09 Robert G. Simses,
   10 George R. Trumbull, III, 11 Glenn R. Yanoff and                                                   FOR     AGAINST   ABSTAIN
   12 David W. Young                                                                                    [ ]       [ ]       [ ]


             FOR         WITHHOLD AUTHORITY
             all          to vote for all
           nominees           nominees
             [ ]                [ ]
                                                                               The undersigned acknowledges receipt of the
                                                                               accompanying Proxy Statement and Annual Report
____________________________________________________                           dated April 28, 2003.
To withhold authority to vote for any nominee(s),
print the name(s) on the line provided above.                                  Please sign below exactly as name appears hereon.
                                                                               Joint owners must sign. If more than one trustee,
                                                                               all must sign. When signing as attorney, executor,
                                                                               administrator, trustee or guardian, please give
                                                                               full title and authority. If signing in the name
                                                                               of a corporation or partnership, please sign full
                                                                               corporate or partnership name and indicate title
                                                                               of authorized signatory.

                                                                               Signature: __________________ Dated: _____, 2003

                                                                               Signature: __________________ Dated: _____, 2003


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